PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated December 11, 2020)	Registration No. 333-251154
840,000 Shares of Common Stock

Common Stock
We are offering 840,000 shares of our common stock at a purchase price of $12.50 per share of common stock to institutional investors pursuant to this prospectus supplement and the accompanying prospectus and Securities Purchase Agreements with such investors. Our common stock is quoted on the Nasdaq Capital Market under the symbol "PECK." On January 7, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $16.20 per share.
As of January 7, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $10,758,258, based on 1,992,270 shares of outstanding common stock held by non-affiliates, at a price of $16.20 per share, which was the last reported sales price of our common stock as quoted on the Nasdaq Capital Market on January 7, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event during the period of twelve calendar months immediately prior to, and including, the sales under this prospectus supplement, will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of the common stock held by non-affiliates so long as our public float remains below $75 million. Including securities being offered in this prospectus supplement, we have registered the offer and sale of up to $915,000 worth of our common stock pursuant to our “at-the-market” offering program, but we have not sold any shares pursuant to that program or any other securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus supplement.
Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-2 of this Prospectus Supplement, and under similar headings in the other documents that are incorporated by reference into this Prospectus Supplement.
We have retained A.G.P./Alliance Global Partners to act as our exclusive placement agent in connection with the securities offered by this Prospectus Supplement. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this Prospectus Supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.
	Per Share	Total
Public offering price	$12.50	$10,500,000
Placement agent fees(1)	$0.875	$735,000
Proceeds, before expenses, to us	$11.625	$9,765,000
(1)	See “Plan of Distribution” beginning on page S-6 of this prospectus supplement for additional information regarding placement agent fees and estimated offering expenses.
Delivery of the securities offered hereby is expected to be made on or about January 12, 2021.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus Supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent
A.G.P.
This Prospectus Supplement is dated January 8, 2021

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This Prospectus Supplement and the accompanying Base Prospectus is part of a Registration Statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We provide information to you about this offering in two separate documents: (1) this Prospectus Supplement, which describes the specific details regarding this offering; and (2) the Base Prospectus as filed with Form S-3, which provides general information, some of which may not apply to this offering. Generally, unless the context indicates otherwise, when we refer to this “Prospectus,” we are referring to both documents combined. If information in this Prospectus Supplement is inconsistent with the accompanying Base Prospectus, you should rely on this Prospectus Supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this Prospectus Supplement), the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should also read and consider the additional information under the captions “Incorporation of Documents By Reference” in this Prospectus Supplement.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this Prospectus Supplement, in the accompanying Base Prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the underwriters have authorized any person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information you should not rely on it. You should assume that the information appearing in this Prospectus Supplement, the accompanying Base Prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We obtained the industry, market and competitive position data in this Prospectus Supplement from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this Prospectus Supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and us.
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this Prospectus Supplement and the accompanying base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus Supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and accompanying warrants and the distribution of this Prospectus Supplement and the accompanying base prospectus outside the United States. This Prospectus Supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
S-ii

In this Prospectus Supplement, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.
We have filed or incorporated by reference exhibits to the registration statement of which this Prospectus Supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.
Unless the context otherwise requires, the terms “Peck,” “the Company,” “we,” “us” and “our” in this Prospectus Supplement refer to The Peck Company Holdings, Inc., a Delaware corporation and its subsidiaries.
S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements include, but are not limited to, statements regarding:
•	our liquidity and our expectations regarding our needs for and ability to raise additional capital;
•	the amount, and our expected uses, of the net proceeds of this offering; and
•	the impact the COVID-19 pandemic will have on our ability to operate our business as planned
These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this Prospectus Supplement and our Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Form 10-K/A filed on November 30, 2020, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this Prospectus Supplement in their entirety.
In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Prospectus Supplement.
You should read this Prospectus Supplement and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this Prospectus Supplement and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this Prospectus Supplement, and particularly our forward-looking statements, by these cautionary statements.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this Prospectus Supplement. Before you decide to invest in our shares of Common Stock, you should read the entire Prospectus Supplement carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this Prospectus Supplement.
Unless otherwise indicated or unless the context requires otherwise, this Prospectus Supplement includes the accounts of The Peck Company Holdings, Inc.., a Delaware corporation, and its wholly-owned subsidiary, Peck Electric Co., a Vermont corporation, collectively referred to as “we”, “us”, “Peck” or the “Company”.
Overview
Corporate Information
We were incorporated on October 8, 2014 under the laws of the State of Delaware as Jensyn Acquisition Corp. On June 20, 2019, we changed our name to The Peck Company Holdings, Inc. Our executive offices are located at 4050 Williston Road, South Burlington, Vermont 05403 and our telephone number is (802) 658-3378. Our website address is www.peckcompany.com The information on our website is not part of this Prospectus Supplement. We have included our website address as a factual reference and do not intend it to be active link to our website.
The Offering
Common Stock offered by us:
840,000 Shares of our Common Stock
Offering Price:
$12.50 per share
Use of proceeds:
The Company intends to use the net proceeds for general corporate purposes, including, among other things, working capital, product development, acquisitions, capital expenditures, and other business opportunities. See “Use of Proceeds” on page S-4.
Best efforts:
We have agreed to issue and sell the shares of common stock offered hereby to the public through the placement agent, and the placement agent has agreed to offer and sell such shares on a “best efforts” basis. The placement agent is not required to sell any specific number or dollar amount of the shares of common stock offered hereby, but will use its best efforts to sell such securities. See “Plan of Distribution” on page S-6 of this prospectus supplement.
Risk Factors:
Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-2 of this Prospectus Supplement and other information included or incorporated by reference into this Prospectus Supplement for a discussion of factors you should carefully consider before investing in our Common Stock.
Nasdaq Capital Market trading symbol:
PECK

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this Prospectus Supplement, together with all of the other information contained in this Prospectus Supplement, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Documents by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.
Risks Relating to this Offering
We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.
The Company intends to use the net proceeds for general corporate purposes, including, among other things, working capital, product development, acquisitions, capital expenditures, and other business opportunities. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our Common Stock. See “Use of Proceeds.”
If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Stock.
Our Common Stock is currently listed on Nasdaq. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. For example, we currently are not in compliance with the Nasdaq requirements for director independence because a majority of our Board of Directors are not independent directors and we have not yet held our Annual Stockholders’ Meeting as required by the Nasdaq Listing Rules.
If we are unable to satisfy these requirements or standards, or cure any deficiencies in accordance with the Nasdaq Listing Rules, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the Nasdaq Listing Rules, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.
We have received a notice of delisting for failure to satisfy a continued listing rule from the Nasdaq based on our failure to hold an annual meeting.
On January 5, 2021 the Company, received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market indicating that the Company is not in compliance with Listing Rule 5620(a) (the “Annual Meeting Rule”), which requires the Company to hold an annual meeting of shareholders no later than one year after the end of the Company’s fiscal year-end for continued listing on the Nasdaq Capital Market.
The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market. The Notice states that the Company has 45 calendar days to submit a plan to regain compliance with the Annual Meeting Rule. The Company intends to submit a plan to regain compliance with the Annual Meeting Rule within the required timeframe. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the fiscal year-end, or until June 29, 2021, to regain compliance with the Annual Meeting Rule. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.
The effects of the outbreak of the novel coronavirus (COVID-19) have negatively affected the global economy, the United States economy and the global financial markets, and may disrupt our operations and our customers’ operations, which could have an adverse effect on our business, financial condition and results of operations.
The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. Since then, the spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The United States now has the world’s most reported COVID-19 cases, and all 50 states and the District of Columbia have reported cases of infected individuals. Several states, including Vermont, where we are headquartered, have declared states of emergency. Impacts to our business could be widespread, and material impacts may be possible, including the following:
•	employees contracting COVID-19;
•	reductions in our operating effectiveness as our employees work from home or disaster-recovery locations;
•	unavailability of key personnel necessary to conduct our business activities;
•	an economic environment which may have significant accounting and financial reporting implications;
•	unprecedented volatility in global financial markets;
•	reductions in revenue across our operating businesses;
•	delay in planned entry into, or expansion of, investments or projects in foreign jurisdictions;
•	closure of our offices or the offices of our customers; and
•	de-globalization.
We are taking precautions to protect the safety and well-being of our employees and customers. However, no assurance can be given that the steps being taken will be deemed to be adequate or appropriate, nor can we predict the level of disruption which will occur to our employees’ ability to provide customer support and service. The further spread of the COVID-19 outbreak may materially disrupt manufacturing, distribution and other segments in the renewable energy industry. Any one or more of these developments could have a material adverse effect on our business, operations, consolidated financial condition, and consolidated results of operations.

USE OF PROCEEDS
The Company intends to use the net proceeds for general corporate purposes, including, among other things, working capital, product development, acquisitions, capital expenditures, and other business opportunities.
The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this Prospectus Supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.
MARKET PRICE OF OUR COMMON STOCK
Our Common Stock is presently listed on The Nasdaq Capital Market under the symbol “PECK”. On January 7, 2021, the last reported sale price of our Common Stock was $16.20.
Holders
As of January 7, 2021 we had 371 registered holders of record of our Common Stock. A substantially greater number of holders of our Common Stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.
DILUTION
If you invest in the securities being offered by this Prospectus Supplement and the accompanying prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.
The net tangible book value of our common stock as of September 30, 2020, was approximately $7,159,915 million, or approximately $1.35 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the effective amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.
Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 840,000 shares of common stock in this offering at the public offering price of $12.50 per share, and after deducting the placement agent fee and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $2.76 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $1.41 per share to our existing stockholders and an immediate dilution of $9.74 per share to investors purchasing shares of common stock in this offering.
The following table illustrates this dilution on a per share basis:
Public offering price per share		$12.50
Net tangible book value per share at ____________________	$1.35
Increase to net tangible book value per share attributable to investors purchasing our common stock in this offering	$1.41
Pro forma net tangible book value per share as of __________________, after giving effect to this offering		$2.76
Dilution of pro forma net tangible book value per share to investors purchasing our common stock in this offering		$9.74
In addition, if previously issued options to acquire common stock are exercised at prices below the public offering price or the warrants being offered in this Prospectus Supplement are accounted for as liabilities, you will experience further dilution.

The number of shares of our common stock to be outstanding after this offering is based on 5,298,159 shares of our common stock outstanding as of September 30, 2020 and excludes:
•	429,000 shares of our Common Stock issuable upon the exercise of options outstanding as of September 30, 2020, with a weighted-average exercise price of $12.00 per share;
•	2,552,141 shares of our Common Stock issuable upon the exercise of the warrants outstanding as of September 30, 2020, with a weighted-average exercise price of $10.42 per share;
•	500,000 shares of our Common Stock reserved for future issuance as of October 29, 2020 under our equity compensation plans; and
DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PLAN OF DISTRIBUTION
A.G.P./Alliance Global Partners, which we refer to herein as the Placement Agent, has agreed to act as our exclusive Placement Agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement dated January 8, 2021. The Placement Agent is not purchasing or selling any of the shares of our Common Stock offered by this Prospectus Supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our Common Stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our Common Stock offered hereby. Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares of our Common Stock offered pursuant to this Prospectus Supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors. The Company proposes to arrange for the sale of the shares we are offering pursuant to this Prospectus Supplement and accompanying Prospectus to one or more investors through a securities purchase agreement directly between the purchasers and us. We will only sell to investors who have entered into the securities purchase agreement.
We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement agent may be required to make in respect thereof.
Fees and Expenses
We have agreed to pay the Placement Agent a placement agent’s fee equal to approximately $735,000, or 7.0%, of the aggregate purchase price of the shares of our Common Stock sold in this offering. The following table shows the per share and total cash placement agent’s fees we will pay to the Placement Agent in connection with the sale of the shares of our Common Stock offered pursuant to this Prospectus Supplement and the accompanying Prospectus, assuming the purchase of all of the shares offered hereby on a best efforts basis:
	Per Share	Total
Public offering price	$12.50	$10,500,000
Placement agent fees	$0.875	$735,000
Proceeds, before expenses, to us	$11.625	$9,765,000
We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $40,000.
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:
•	may not engage in any stabilization activity in connection with our securities; and
•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PECK.”
Restrictions
We have agreed not to sell any of our securities or enter into any agreements for the same for a period of 60 days after the closing date without the waiver or consent of the Placement Agent.
Discretionary Accounts
The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships
The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
LEGAL MATTERS
The validity of the shares of Common Stock offered by this Prospectus Supplement will be passed upon by Merritt & Merritt, Burlington, Vermont. A.G.P. / Alliance Global Partners is being represented in connection with this offering by Thompson Hine LLP, New York, New York.
EXPERTS
The consolidated financial statements of The Peck Company Holdings, Inc. as of December 31, 2019 and for the year then ended, which are incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Form 10-K/A, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of The Peck Company Holdings, Inc. as of December 31, 2018 and for the year then ended, which are incorporated in this Prospectus Supplement by reference to the Report on Form 10-K for the year ended December 31, 2019, as amended, have been so incorporated in reliance on the report of McSoley McCoy and Co., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This Prospectus Supplement and the base prospectus are part of a registration statement on Form S-3 we filed with the SEC. This Prospectus Supplement and the base prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this Prospectus Supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE
We are “incorporating by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Prospectus Supplement will automatically update and supersede information contained in this Prospectus Supplement, including information in previously filed documents or reports that have been incorporated by reference in this Prospectus Supplement, to the extent the new information differs from or is inconsistent with the old information.
We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on April 14, 2020, as amended for Form 10-k/A filed with the SEC on November 30, 2020;
(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 14, 2020;
(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 as filed with the SEC on August 13, 2020.
(4)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as filed with the SEC on November 12, 2020.
(5)
Our Current Reports on Form 8-K and 8-K/A, as applicable, as furnished to the SEC on January 17, 2020, March 31, 2020, April 28, 2020, August 12, 2020, September 1, 2020, November 3, 2020, and November 13, 2020, December 4, 2020, December 7, 2020, December 10, 2020 and January 5, 2021; and

(6)
The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the Registration Statement of which this Prospectus Supplement forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this Prospectus Supplement relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this Prospectus Supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents.
We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this Prospectus Supplement. To request a copy of any or all of these documents, you should write or telephone us at 4050 Williston Road, #511, South Burlington, Vermont 05403, Attention: Mr. Michael d’Amato, (646) 577-1222.

$50,000,000

Common Stock
We may offer and sell, from time to time in one or more offerings, shares of our Common Stock having an aggregate offering price not exceeding $50,000,000.
Each time we sell shares of Common Stock we will file a supplement to this Prospectus which may add, update or change information in this Prospectus. You should read this Prospectus and any Prospectus Supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this Prospectus, carefully before you invest in our shares of Common Stock.
This Prospectus may not be used to offer or sell our shares of Common Stock unless accompanied by a Prospectus Supplement relating to the offered shares of Common Stock.
Our Common Stock is presently listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “PECK”. On December 3, 2020, the last reported sale price of our Common Stock was $6.10. Each Prospectus Supplement will indicate if the shares of Common Stock offered thereby will be listed on any securities exchange.
As of December 3, 2020, the aggregate market value of our outstanding Common Stock held by non-affiliates, or public float, was approximately $20,918,835 million, based on 1,992,270 shares of outstanding Common Stock held by non-affiliates as of the date of this Prospectus, at a price of $10.50 per share, which was the last reported sale price of our Common Stock on The Nasdaq Capital Market on October 7, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the Registration Statement of which this Prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this Prospectus.
These shares of Common Stock may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this Prospectus. We may also describe the plan of distribution for any particular offering of our shares of Common Stock in a Prospectus Supplement. If any agents, underwriters or dealers are involved in the sale of any shares of Common Stock in respect of which this Prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a Prospectus Supplement. The net proceeds we expect to receive from any such sale will also be included in a Prospectus Supplement.
Investing in our Common Stock involves various risks. See “Risk Factors” beginning on page 3 of this Prospectus and in the applicable Prospectus Supplement, and in the risks discussed in the documents incorporated by reference in this Prospectus and in the applicable Prospectus Supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This Prospectus is dated December 11, 2020

ABOUT THIS PROSPECTUS
This Prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the shares of Common Stock described in this Prospectus in one or more offerings from time to time having an aggregate offering price of $50,000,000. This Prospectus provides you with a general description of the shares of Common Stock we may offer. Each time we offer shares of Common Stock, we will provide you with a Prospectus Supplement that describes the specific amounts, prices and any material information with respect to the shares of Common Stock we offer. The Prospectus Supplement also may add, update or change information contained in this Prospectus. You should read carefully both this Prospectus and any Prospectus Supplement together with additional information described below under the caption “Where You Can Find More Information.”
This Prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. You should read both this Prospectus, including the section titled “Risk Factors,” and the accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this Prospectus or a Prospectus Supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus or any Prospectus Supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.
OUR COMPANY
Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of The Peck Company Holdings, Inc., a Delaware corporation, and its wholly-owned subsidiary, Peck Electric Co., a Vermont corporation.
This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire Prospectus, and our other filings with the Securities and Exchange Commission, or the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
We were originally formed on October 8, 2014 as a blank check company under the name Jensyn Acquisition Corp. for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more businesses or entities. On June 20, 2019, we completed a business combination (the “Business Combination”) pursuant to which we acquired Peck Electric Co. (“Peck Electric”). Following the Business Combination, we changed our name to The Peck Company Holdings, Inc.
We are one of the largest commercial solar engineering, procurement and construction (“EPC”) companies in the country and are expanding across the Northeastern United States. The Company is a second-generation family business founded under the name Peck Electric Co. in 1972 as a traditional electrical contractor. The Company’s core values are to align people, purpose, and profitability, and since taking leadership in 1994, Jeffrey Peck, the Company’s Chief Executive Officer, has applied such core values to expand into the solar industry. Today, the Company is guided by the mission to facilitate the reduction of carbon emissions through the expansion of clean, renewable energy and we believe that leveraging such core values to deploy resources toward profitable business is the only sustainable strategy to achieve these objectives.
The world recognizes the need to transition to a reliable, renewable energy grid in the next 50 years. Vermont and Hawaii are leading the way in the U.S. with renewable energy goals of 75% by 2030 and 100% by 2045, respectively. California committed to 100% carbon-free energy by 2045. 29 other states also have renewable energy goals regardless of current Federal solar policy. The Company intends to use near-term incentives to take advantage of long-term, sustainable energy transformation with a commitment to the environment and to its shareholders. Our triple bottom line, which is geared towards people, environment, and profit, has always been our guide since we began installing renewable energy and we intend that it remain our guide over the next 50 years as we construct our energy future.

We primarily provide EPC services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. To date, we have installed over 165 megawatts of solar systems since inception and are focused on profitable growth opportunities. We believe that we are well-positioned for what we believe to be the coming transformation to an all renewable energy economy. As a result of the completion of the Business Combination, we have now opened our family company to the public market as part of our strategic growth plan. We are expanding across the Northeastern United States to serve the fast-growing demand for clean renewable energy. We are open to partnering with others to accelerate our growth process, and we are expanding our portfolio of company-owned solar arrays to establish recurring revenue streams for many years to come. We have established a leading presence in the market after five decades of successfully serving our customers, and we are now ready for new opportunities and the next five decades of success.
Recently our growth has been derived by increasing our solar customer base starting in 2013 and by continuing to serve the needs of existing electrical and data customers. We have installed some of the largest commercial and utility-scale solar arrays in the state of Vermont. Our union crews are expert constructors, and union access to an additional workforce makes us ready for rapid expansion to other states while maintaining control of operating costs.
We also make investments in solar development projects and currently own approximately three megawatts of operating solar arrays operating under long-term power purchase agreements. These long-term recurring revenue streams, combined with our in-house development and construction capabilities, make this asset class a strategic long-term investment opportunity for us.
We are a member of Renewable Energy Vermont, an organization that advocates for clean, practical and renewable solar energy.
Approximately 70% of our revenue is derived from solar business, approximately 30% of revenue is derived from electrical and data business and less than 1% of revenue is currently derived from recurring revenue of Company-owned solar arrays. We have a three-pronged growth strategy that includes (1) organic expansion across the Northeastern United States, (2) conducting accretive merger and acquisition transactions to expand geographically, and (3) investing into company-owned solar assets.
Our address is 4050 Williston Road, #511, South Burlington, Vermont 05403 and our telephone number is (802) 658-3378. Our corporate website is: www.peckcompany.com. The content of our website shall not be deemed incorporated by reference in this Prospectus.
ABOUT THIS OFFERING
We may offer up to $50,000,000 in gross proceeds of the sale of Common Stock, in one or more offerings. This Prospectus provides you with a general description of the shares of Common Stock we may offer.
We have one class of Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Subject to any preferential rights of any outstanding preferred stock, holders of our Common Stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of the Company, holders of our Common Stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock.

RISK FACTORS
An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in this Prospectus, any Prospectus Supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019 filed on April 14, 2020, as amended by the Form 10-K/A filed on November 30, 2020, our Form 10-Q for the quarterly period ended March 31, 2020, filed on May 14, 2020, our Form 10-Q for the quarterly period ended June 30, 2020, filed on August 13, 2020, our Form 10-Q for the quarterly period ended September 30, 2020 filed on November 12, 2020,each of which is incorporated by reference in this prospectus in their entire, as well as other information contained in this Prospectus, any Prospectus Supplement, and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.
The number of shares of Common Stock being registered for sale is significant in relation to the number of our outstanding shares of Common Stock.
We have filed a Registration Statement of which this Prospectus is a part to register the shares that may be offered hereunder for sale. These shares represent a large number of shares of our Common Stock, and if sold publicly in the market all at once or in a short period of time, could depress the market price of our Common Stock during the period the Registration Statement remains effective.
If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Stock.
Our Common Stock is currently listed on Nasdaq. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. For example, we currently are not in compliance with the Nasdaq requirements for director independence because a majority of our Board of Directors are not independent directors and we have not yet held our Annual Stockholders’ Meeting as required by the Nasdaq Listing Rules.
If we are unable to satisfy these requirements or standards, or cure any deficiencies in accordance with the Nasdaq Listing Rules, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the Nasdaq Listing Rules, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.
The effects of the outbreak of the novel coronavirus (COVID-19) have negatively affected the global economy, the United States economy and the global financial markets, and may disrupt our operations and our customers’ operations, which could have an adverse effect on our business, financial condition and results of operations.
The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. Since then, the spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The United States now has the world’s most reported COVID-19 cases, and all 50 states and the District of Columbia have reported cases of infected individuals. Several states, including Vermont, where we are headquartered, have declared states of emergency. Impacts to our business could be widespread, and material impacts may be possible, including the following:
•	employees contracting COVID-19;

•	reductions in our operating effectiveness as our employees work from home or disaster-recovery locations;
•	unavailability of key personnel necessary to conduct our business activities;
•	an economic environment which may have significant accounting and financial reporting implications;
•	unprecedented volatility in global financial markets;
•	reductions in revenue across our operating businesses;
•	delay in planned entry into, or expansion of, investments or projects in foreign jurisdictions;
•	closure of our offices or the offices of our customers; and
•	de-globalization.
We are taking precautions to protect the safety and well-being of our employees and customers. However, no assurance can be given that the steps being taken will be deemed to be adequate or appropriate, nor can we predict the level of disruption which will occur to our employees’ ability to provide customer support and service. The further spread of the COVID-19 outbreak may materially disrupt manufacturing, distribution and other segments in the renewable energy industry. Any one or more of these developments could have a material adverse effect on our business, operations, consolidated financial condition, and consolidated results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.
In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Prospectus.
You should read this Prospectus and any accompanying Prospectus Supplement and the documents that we reference herein and therein and have filed as exhibits to the Registration Statement, of which this Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this Prospectus and any accompanying Prospectus Supplement is accurate as of the date on the front cover of this Prospectus or such Prospectus Supplement only. Because the risk factors referred to above, as well as the risk factors referred to on page [3] of this Prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this Prospectus and any accompanying Prospectus Supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS
Except as otherwise provided in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of the shares of Common Stock offered by this Prospectus for working capital and general corporate purposes.
The intended application of proceeds from the sale of any particular offering of shares of Common Stock using this Prospectus will be described in the accompanying Prospectus Supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.
THE SHARES OF COMMON STOCK WE MAY OFFER
The descriptions of the shares of Common Stock contained in this Prospectus, together with the applicable Prospectus Supplements, summarize all the material terms and provisions of the shares of Common Stock that we may offer. We will describe in the applicable Prospectus Supplement relating to the shares of Common Stock the particular terms of the shares of Common Stock offered by that Prospectus Supplement. If we indicate in the applicable Prospectus Supplement, the terms of the shares of Common Stock may differ from the terms we have summarized below. We will also include in the Prospectus Supplement information, where applicable, about the securities exchange, if any, on which the shares of Common Stock will be listed.
We may sell shares of our Common Stock from time to time, in one or more offerings.
The terms of the shares of Common Stock we offer will be determined at the time of sale. When shares of Common Stock are offered, a Supplement to this Prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the shares of Common Stock offered.
DESCRIPTION OF COMMON STOCK
The following is a summary of all material characteristics of our Common Stock as set forth in our Certificate of Incorporation and By-laws, each as amended. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and By-laws, each as amended, and to the provisions of the Delaware General Corporation Law.
Common Stock
We are authorized to issue up to 49,000,000 shares of our Common stock, par value $0.0001 per share. As of December 3, 2020, there were 5,312,873 shares of our Common Stock issued and outstanding. The outstanding shares of our Common Stock are validly issued, fully paid and nonassessable.
Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our Common Stock voting for the election of directors collectively hold the voting power to elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of two-thirds of our outstanding shares is required to effectuate certain fundamental corporate changes such as dissolution, merger or an amendment to our Certificate of Incorporation, as amended.
Subject to the rights of holders of shares of our Preferred Stock, if any, the holders of our Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares on our Common Stock from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share of our Common Stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our Common Stock. Our Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to our Common Stock.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our Common Stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

PLAN OF DISTRIBUTION
We may sell the shares of Common Stock being offered pursuant to this Prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable Prospectus Supplement will describe the terms of the offering of the shares of Common Stock, including:
•	the name or names of any underwriters, if any, and if required, any dealers or agents;
•	the purchase price of the shares of Common Stock and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the shares of Common Stock may be listed.
We may distribute the shares of Common Stock from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices; or
•	negotiated prices.
Only underwriters named in the Prospectus Supplement are underwriters of the shares of Common Stock offered by the Prospectus Supplement.
If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a Prospectus Supplement. The shares of Common Stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the Prospectus Supplement. If underwriters are used in the sale, the shares of Common Stock offered will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the shares of Common Stock offered will be subject to conditions precedent and the underwriters will be obligated to purchase all of the shares of Common Stock offered if any are purchased.
We may grant to the underwriters options to purchase additional shares of Common Stock to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related Prospectus Supplement. The terms of any over-allotment option will be set forth in the Prospectus Supplement for those shares of Common Stock.
If we use a dealer in the sale of the shares of Common Stock being offered pursuant to this Prospectus or any Prospectus Supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a Prospectus Supplement.
We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the Prospectus Supplement. Unless the Prospectus Supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by institutional investors to purchase shares of Common Stock from us at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the Prospectus Supplement. In connection with the sale of shares of Common Stock, underwriters, dealers or agents may receive compensation from us or from purchasers of the shares of Common Stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the shares of Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the shares of Common Stock, and any institutional investors or others that purchase shares of Common Stock directly and then resell the shares of Common Stock, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the shares of Common Stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.
We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with such a transaction, the third parties may, pursuant to this Prospectus and the applicable Prospectus Supplement, sell shares of Common Stock covered by this Prospectus and the applicable Prospectus Supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge shares of Common Stock covered by this Prospectus and the applicable Prospectus supplement to third parties, who may sell the loaned shares of Common Stock securities or, in an event of default in the case of a pledge, sell the pledged shares of Common Stock securities pursuant to this Prospectus and the applicable Prospectus Supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable Prospectus Supplement or in a post-effective amendment.
To facilitate an offering of shares of Common Stock, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the shares of Common Stock. This may include over-allotments or short sales of the shares of Common Stock, which involves the sale by persons participating in the offering of more shares of Common Stock s than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the shares of Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares of Common Stock at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our shares of Common Stock
The shares of Common Stock being offered are authorized by our Certificate of Incorporation, as amended. Any agents or underwriters may make a market in these shares of Common Stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for our shares of Common Stock which is listed on The Nasdaq Capital Market. Any underwriters to whom shares of Common Stock are sold by us for public offering and sale may make a market in the shares of Common Stock but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
In order to comply with the securities laws of some states, if applicable, the shares of Common Stock offered pursuant to this Prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.
LEGAL MATTERS
The validity of the issuance and sale of the shares of Common Stock offered hereby will be passed upon for us by Merritt & Merritt, Burlington, Vermont.

EXPERTS
The consolidated financial statements of The Peck Company Holdings, Inc. as of December 31, 2019 and for the year then ended, which are incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, as amended, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of The Peck Company Holdings, Inc. as of December 31, 2018 and for the year then ended, which are incorporated in this Prospectus by reference to the Report on Form 10-K for the year ended December 31, 2019, as amended, have been so incorporated in reliance on the report of McSoley McCoy and Co., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “SEC Filings,” free of charge, our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.peckcompany.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this Prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.
This Prospectus constitutes a part of a Registration Statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this Prospectus and any Prospectus Supplement, which form a part of the Registration statement, do not contain all the information that is included in the Registration Statement. You will find additional information about us in the Registration Statement. Any statements made in this Prospectus or any Prospectus Supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.
We maintain a website at https://www.peckcompany.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
We are “incorporating by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Prospectus will automatically update and supersede information contained in this Prospectus, including information in previously filed documents or reports that have been incorporated by reference in this Prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on April 14, 2020, as amended by Form 10-K/A filed with the SEC on November 30, 2020;
(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 14, 2020;
(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 as filed with the SEC on August 13, 2020;
(4)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as filed with the SEC on November 12, 2020;.
(5)
Our Current Reports on Form 8-K and 8-K/A, as applicable, as furnished to the SEC on January 17, 2020, March 31, 2020, April 28, 2020, August 12, 2020, September 1, 2020, November 3, 2020, and November 13, 2020; and

(6)
The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the Registration Statement of which this Prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this Prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying Prospectus Supplement and to be a part hereof from the date of filing of such documents.
We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this Prospectus. To request a copy of any or all of these documents, you should write or telephone us at 4050 Williston Road, #511, South Burlington, Vermont 05403, Attention: Mr. Michael d’Amato, (646) 577-1222.

840,000 Shares of
Common Stock
PROSPECTUS SUPPLEMENT
Placement Agent
A.G.P.
January 8, 2021